UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2018

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2018, QPAGOS (the “Company”), entered into an agreement to organize and operate a joint venture (the “Agreement”) with Digital Power Lending, LLC (”DPL”), a wholly-owned subsidiary of DPW Holdings, Inc., and Innovative Payment Systems, Inc. (“IPS”). In accordance with the terms of the Agreement, the Company, DPL, and IPS shall form a Delaware limited liability company to be called “Innovative e-Payment Solutions, LLC” for the purpose of conducting an electronic payments business in the State of California by acquiring, deploying, marketing, managing and operating a network of approximately 1,000 self-service kiosks to be purchased from the Company. The Company, DPL, and IPS are expected to enter into an operating agreement of Innovative e-Payment Solutions, LLC and related agreements, on or prior to July 1, 2018 or such other date as may be mutually agreed (the “Closing Date”) whereby such parties will contribute to Innovative e-Payment Solutions, LLC their respective initial capital contributions as set forth therein.

In conjunction therewith, on the Closing Date, DPL and Innovative e-Payment Solutions, LLC expect to enter into a credit facility agreement pursuant to which terms and subject to certain conditions set forth therein including subject to DPL ability to obtain financing, DPL shall provide Innovative e-Payment Solutions, LLC long-term financing to purchase and license the Company’s self-service kiosks in an amount equal to the lesser of: (i) the amount to purchase 500 kiosks or (ii) $2,500,000. In addition, on the Closing Date the Company and Innovative e-Payment Solutions, LLC expect to enter into an exclusive supply agreement pursuant to which Innovative e-Payment Solutions, LLC shall pay to the Company the amount due for the initial order due thereunder. Unless otherwise agreed to by the parties, the Agreement shall terminate if the parties do not enter into the credit facility agreement and supply agreement prior to July 1, 2018, which is a condition of Closing. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement filed as an exhibit to this Form 8-K.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement to Organize and Operate a Joint Venture, dated June 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: June 15th, 2018	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement to Organize and Operate a Joint Venture, dated June , 2018